Exhibit 32.1

Woodward Governor Company
Section 1350 certifications

We hereby certify, pursuant to 18 U.S.C. Section 1350, that the accompanying Quarterly Report on Form 10-Q for the period ended March 31, 2009, of Woodward Governor Company, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Woodward Governor Company.

/s/  Thomas A. Gendron
Thomas A. Gendron
Chairman of the Board,
Chief Executive Officer, and President

Date: April 23, 2009

/s/  Robert F. Weber, Jr.
Robert F. Weber, Jr.
Chief Financial Officer and Treasurer

Date: April 23, 2009

A signed original of this written statement required by Rule 13a-14(a)/15d-14(a), or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Rule 13a-14(a)/15d-14(a), has been provided to Woodward and will be retained by Woodward and furnished to the Securities and Exchange Commission or its staff upon request.